Exhibit 99.1

Press Release	For Immediate Release Date: August 3, 2017

GLEN BURNIE BANCORP ANNOUNCES

SECOND QUARTER 2017 RESULTS

GLEN BURNIE, MD (August 3, 2017) – Glen Burnie Bancorp (“Bancorp”) (NASDAQ: GLBZ), the bank holding company for The Bank of Glen Burnie (“Bank”), announced today net income increased to $0.34 million, or $0.12 per basic and diluted common share for the second quarter of 2017 as compared to $0.31 million or $0.11 per basic and diluted common share for the second quarter of 2016, a 9.7% increase. On a quarter-over-quarter comparison, Bancorp’s second quarter net income is a 6.96% increase over the $0.32 million net income, or $0.11 per basic and diluted common share recorded for the first quarter of 2017.

Bancorp reported net income of $0.65 million, or $0.23 per basic and diluted common share for the first half of 2017, compared to $0.59 million, or $0.21 per basic and diluted common share for the first half of 2016, a 10.66% increase. Net loans increased by $15.2 million, or 5.96% when compared to June 30, 2016. The Bank now has total assets that exceed $396 million and 8 branch locations in Anne Arundel County Maryland. Bancorp, the oldest independent commercial bank in Anne Arundel County, will pay its 100th consecutive quarterly dividend on August 4, 2017.

"This is a very exciting time for our bank. Our growth and earnings expectations remain strong in the second half of 2017 through 2018, and our outlook continues to improve across our business," said John D. Long, President and Chief Executive Officer. "We are particularly pleased with the strategic hires we have made to support growth, bringing new leaders to nearly all key areas. The Bank’s strong financial performance in the second quarter of 2017 was driven by organic growth, attractive low-cost core deposit funding and improved credit performance. Our nonperforming loans decreased 23% on an annualized basis to $3.6 million at June 30, 2017 from $3.8 million at March 31, 2017. Growing our lending business while increasing profitability continues to be a priority as we believe that our community bank delivery model offers an attractive option to borrowers. We continue to make progress in expanding our lending platforms. Consumer indirect lending is a unique core competency for us that is based on the foundation of a consistent and disciplined underwriting process and an experienced management team. We remain deeply committed to serving the needs of the community through the development of new loan and deposit products designed to meet the financial needs in our community.”

Highlights from the First Six Months of 2017

The Bank continued its organic growth strategy in the second quarter of 2017 with total assets exceeding $396 million with favorable net loan growth supported by a 0.54% attractive cost of funds. Bancorp has strong liquidity and capital positions along with capacity for future growth, with total regulatory capital to risk weighted assets of approximately 14.65% at June 30, 2017.

Specific highlights include the following:

•	Return on average assets for the three-month period ended June 30, 2017 was 0.35% as compared to 0.32% and 0.31% for the three-month periods ended March 31, 2017 and June 30, 2016, respectively. Return on average equity for the three-month period ended June 30, 2017 was 4.00%, as compared to 3.76% and 3.59% for the three-month periods ended March 31, 2017 and June 30, 2016, respectively.

•	With consistent organic growth, total assets were $396.1 million at June 30, 2017 compared to $395.5 million at March 31, 2017, $388.4 million at December 31, 2016 and $395.8 million at June 30, 2016.

•	Total loans were $271.0 million at June 30, 2017, an increase of 0.49% from $269.7 million at March 31, 2017, an increase of 2.25% from $265.0 million at December 31, 2016 and an increase of 5.96% from $255.8 million at June 30, 2016.

•	Total deposits were $335.5 million at June 30, 2017, a decrease of 1.5% from $340.6 million at March 31, 2017, an increase of 0.67% from $333.2 million at December 31, 2016 and a decrease of 1.12% from $339.2 million at June 30, 2016. Non-interest bearing deposits were $105.6 million at June 30, 2017, an increase of 8.40% from $97.4 million at June 30, 2016.

•	Stockholders’ equity increased to $34.5 million at June 30, 2017, from $33.9 million at March 31, 2017 and $33.8 million at December 31, 2016, and decreased from $35.4 million at June 30, 2016. The increase is related primarily to corporate earnings, with the decrease driven primarily by the loss in other comprehensive income associated with the available for sale bond portfolio. The combined activity improved the book value of Bancorp’s common stock to $12.36 per share at June 30, 2017, compared to $12.16 per share at March 31, 2017, $12.10 per share at December 31, 2016 and $12.73 per share at June 30, 2016.

•	At June 30, 2017, the Bank remained above all “well-capitalized” regulatory requirement levels. The Bank’s tier 1 risk-based capital ratio was approximately 13.60% at June 30, 2017 as compared to 13.14% at March 31, 2017, 13.63% at December 31, 2016 and 14.05% at June 30, 2016. Liquidity remained strong due to managed cash and cash equivalents, borrowing lines with the FHLB of Atlanta, the Federal Reserve and correspondent banks, and the size and composition of the bond portfolio.

•	Net interest income for the three-month period ended June 30, 2017 totaled $2.9 million, compared to $2.8 million for the first quarter of 2017 and $2.7 million for the same period of 2016. Earning asset leverage was the primary driver in year-over-year results, as average earning loans and investments increased to $360.8 million for the three-month period ended June 30, 2017, compared to $357.8 million for the same period of 2016.

•	Net interest margin for the three- and six-month period ended June 30, 2017 was 3.10% and 3.08%, compared to 2.98% and 3.11%, respectively, for the same periods of 2016. The net interest margin is primarily driven by declining yields on earning assets, as the balances of lower yielding investment securities and loans have continued to increase within the portfolio.

•	Nonperforming loans, which consist of nonaccrual loans, troubled debt restructurings, and accruing loans past due 90 days or more, decreased to $3.6 million at June 30, 2017 from $3.8 million at March 31, 2017 and December 31, 2016, and was $2.8 million at June 30, 2016.

•	The provision for loan losses for the three- and six-month period ended June 30, 2017 decreased $0.30 million and increased $0.17 million, respectively, compared to $0 million and $0.12 million, respectively, for the same periods of 2016. The decrease for the second quarter 2017 was primarily driven by improvement in the overall credit quality of the loan portfolio. As a result, the allowance for loan losses was $2.6 million at June 30, 2017, representing 0.96% of total loans, compared to $2.6 million, or 0.96% of total loans, at March 31, 2017 and $2.3 million, or 0.90% of total loans, at June 30, 2016.

Review of Financial Results

For the three-month periods ended June 30, 2017 and 2016

Net income for the three-month period ended June 30, 2017 was $0.34 million, compared to net income of $0.31 million for the three-month period ended June 30, 2016.

Net interest income for the three-month period ended June 30, 2017 totaled $2.9 million compared to $2.7 million for the same period of 2016.

Noninterest income for the three-month period ended June 30, 2017 was $0.31 million, compared to $0.32 million for the three-month period ended June 30, 2016.

Noninterest expense was $2.8 million for the three-month period ended June 30, 2017, compared to $2.7 million for the same period of 2016.

For the six-month periods ended June 30, 2017 and 2016

Net income for the six-month period ended June 30, 2017 was $0.65 million, compared to net income of $0.59 million for the six-month period ended June 30, 2016.

Net interest income for the six-month period ended June 30, 2017 totaled $5.7 million, compared to $5.5 million for the same period of 2016.

Noninterest income for the six-month period ended June 30, 2017 was $0.60 million, compared to the $0.63 million for the six-month period ended June 30, 2016.

Noninterest expense was $5.4 million, compared to $5.4 million for the same period of 2016.

# # #

Glen Burnie Bancorp Information

Glen Burnie Bancorp is a bank holding company headquartered in Glen Burnie, Maryland. Founded in 1949, The Bank of Glen Burnie® is a locally-owned community bank with 8 branch offices serving Anne Arundel County. The Bank is engaged in the commercial and retail banking business including the acceptance of demand and time deposits, and the origination of loans to individuals, associations, partnerships and corporations. The Bank’s real estate financing consists of residential first and second mortgage loans, home equity lines of credit and commercial mortgage loans. The Bank also originates automobile loans through arrangements with local automobile dealers. Additional information is available at www.thebankofglenburnie.com.

Forward-Looking Statements

The statements contained herein that are not historical financial information, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, which could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. For a more complete discussion of these and other risk factors, please see the company’s reports filed with the Securities and Exchange Commission.

For further information contact:

Jeffrey D. Harris, Chief Financial Officer

410-768-8883

jdharris@bogb.net

106 Padfield Blvd

Glen Burnie, MD 21061

GLEN BURNIE BANCORP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	June 30,	March 31,	December 31,	June 30,
	2017	2017	2016	2016
	(unaudited)	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and due from banks	$14,487	$6,601	$6,946	$6,481
Interest bearing deposits with banks and federal funds sold	2,851	10,730	3,676	14,023
Total Cash and Cash Equivalents	17,338	17,331	10,622	20,504
Investment securities available for sale, at fair value	90,629	91,097	94,444	102,656
Restricted equity securities, at cost	1,440	1,228	1,230	1,230
Loans, net of deferred fees and costs	271,020	269,707	265,058	255,781
Less: Allowance for loan losses	(2,599)	(2,602)	(2,484)	(2,291)
Loans, net	268,421	267,105	262,574	253,490

Real estate acquired through foreclosure	114	114	114	201
Premises and equipment, net	3,547	3,611	3,638	3,576
Bank owned life insurance	9,428	9,377	9,328	9,465
Deferred tax assets, net	2,803	3,133	3,160	1,968
Accrued interest receivable	1,092	1,115	1,134	1,133
Accrued taxes receivable	631	645	674	776
Prepaid expenses	493	537	546	585
Other assets	190	222	968	210
Total Assets	$396,126	$395,515	$388,432	$395,794

LIABILITIES
Noninterest-bearing deposits	$105,582	$105,178	$100,090	$97,197
Interest-bearing deposits	229,899	235,396	233,147	242,098
Total Deposits	335,481	340,574	333,237	339,295
Short-term borrowings	15,000	10,000	10,000	0
Long-term borrowings	10,000	10,000	10,000	20,000
Defined pension liability	374	369	369	361
Accrued expenses and other liabilities	737	641	1,011	742
Total Liabilities	361,592	361,584	354,617	360,398

STOCKHOLDERS' EQUITY
Common stock, par value $1, authorized 15,000,000 shares, issued and outstanding 2,793,748, 2,790,260, 2,786,855 and 2,780,025 shares as of June 30, 2017, March 31, 2017, December 31, 2016 and June 30, 2016, respectively.	2,794	2,790	2,787	2,780
Additional paid-in capital	10,199	10,164	10,130	10,069
Retained earnings	21,803	21,745	21,708	21,754
Accumulated other comprehensive (loss) income	(262)	(768)	(810)	793
Total Stockholders' Equity	34,534	33,931	33,815	35,396
Total Liabilities and Stockholders' Equity	$396,126	$395,515	$388,432	$395,794

GLEN BURNIE BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Interest income:
Loans, including fees	$2,845	$2,749	$5,619	$5,585
Interest and dividends on securities	507	487	1,025	975
Deposits with banks and federal funds sold	31	32	62	59
Total Interest Income	3,383	3,268	6,706	6,619

Interest expense:
Deposits	327	377	659	769
Short-term borrowings	84	-	167	-
Long term borrowings	76	159	152	319
Total Interest Expense	487	536	978	1,088

Net Interest Income	2,896	2,732	5,728	5,531

Provision for loan losses	(30)	-	165	117

Net interest income after provision for loan losses	2,926	2,732	5,563	5,414

Noninterest income:
Service charges on deposit accounts	69	81	136	164
Other fees and commissions	167	171	328	330
Gain on securities sold	1	-	2	1
Income on life insurance	51	53	100	107
Other income	17	13	35	24
Total Noninterest Income	305	318	601	626

Noninterest expenses:
Salary and employee benefits	1,614	1,535	3,036	3,040
Occupancy and equipment expenses	249	249	517	509
Legal, accounting and other professional fees	262	192	468	422
Data processing and item processing services	143	172	312	334
FDIC insurance costs	64	77	124	154
Advertising and marketing related expenses	42	11	73	36
Loan collection costs	29	80	47	121
Telephone costs	59	50	114	95
Other expenses	368	332	727	660
Total Noninterest Expenses	2,830	2,698	5,418	5,371

Income before income taxes	401	352	746	669
Income tax expense	63	44	92	78

Net income	$338	$308	$654	$591

Basic and diluted net income per common share	$0.12	$0.11	$0.23	$0.21

GLEN BURNIE BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Six Months ended June 30, 2017 and 2016 (Unaudited)

(dollars in thousands)

				Accumulated
				Other
		Additional		Comprehensive	Total
	Common	Paid-in	Retained	(Loss)	Stockholders'
	Stock	Capital	Earnings	Income	Equity
Balance December 31, 2015	$2,774	$9,986	$21,718	$(302)	34,176

Net income	-	-	591	-	591
Cash dividends, $0.20 per share	-	-	(555)	-	(555)
Dividends reinvested under dividend reinvestment plan	6	83	-	-	89
Other comprehensive income	-	-	-	1,095	1,095
Balance June 30, 2016	$2,780	$10,069	$21,754	$793	$35,396

				Accumulated
				Other
		Additional		Comprehensive	Total
	Common	Paid-in	Retained	(Loss)	Stockholders'
	Stock	Capital	Earnings	Income	Equity
Balance December 31, 2016	$2,787	$10,130	$21,707	$(810)	$33,814

Net income	-	-	654	-	654
Cash dividends, $0.20 per share	-	-	(558)	-	(558)
Dividends reinvested under dividend reinvestment plan	7	69	-	-	76
Other comprehensive income	-	-	-	548	548
Balance June 30, 2017	$2,794	$10,199	$21,803	$(262)	$34,534

THE BANK OF GLEN BURNIE

CAPTIAL RATIOS

(dollars in thousands)

					To Be Well
					Capitalized Under
			To Be Considered		Prompt Corrective
			Adequately Capitalized		Action Provisions
As of June 30, 2017:	Amount	Ratio	Amount	Ratio	Amount	Ratio
(unaudited)
Common Equity Tier 1 Capital	33,837	13.60%	11,198	4.50%	16,175	6.50%
Total Risk-Based Capital	36,458	14.65%	19,907	8.00%	24,884	10.00%
Tier 1 Risk-Based Capital	33,837	13.60%	14,931	6.00%	19,907	8.00%
Tier 1 Leverage	33,837	8.61%	15,717	4.00%	19,647	5.00%

As of March 31, 2017:
(unaudited)
Common Equity Tier 1 Capital	33,751	13.14%	11,554	4.50%	16,690	6.50%
Total Risk-Based Capital	36,394	14.17%	20,541	8.00%	25,677	10.00%
Tier 1 Risk-Based Capital	33,751	13.14%	15,406	6.00%	20,541	8.00%
Tier 1 Leverage	33,751	8.62%	15,664	4.00%	19,580	5.00%

As of December 31, 2016:
(audited)
Common Equity Tier 1 Capital	33,962	13.63%	11,213	4.50%	16,197	6.50%
Total Risk-Based Capital	36,471	14.64%	19,935	8.00%	24,918	10.00%
Tier 1 Risk-Based Capital	33,962	13.63%	14,951	6.00%	19,935	8.00%
Tier 1 Leverage	33,962	8.68%	15,659	4.00%	19,574	5.00%

As of June 30, 2016:
(unaudited)
Common Equity Tier 1 Capital	33,921	14.05%	10,863	4.50%	16,197	6.50%
Total Risk-Based Capital	36,218	15.00%	19,312	8.00%	24,918	10.00%
Tier 1 Risk-Based Capital	33,921	14.05%	14,484	6.00%	19,935	8.00%
Tier 1 Leverage	33,921	8.57%	15,833	4.00%	19,574	5.00%

GLEN BURNIE BANCORP AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(dollars In thousand except per share data)

	Three Months Ended			Six Months Ended		Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,	December 31,
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
	2017	2017	2016	2017	2016	2016

Financial Data:
Assets	$396,126	$395,515	$395,794	$396,126	$395,794	$388,432
Investment securities	90,629	91,097	102,656	90,629	102,656	94,607
Loans, (net of deferred fees and costs)	271,020	269,707	255,781	271,020	255,781	265,058
Allowance for loan losses	2,599	2,602	2,291	2,599	2,291	2,484
Deposits	335,481	340,574	339,295	335,481	339,295	333,237
Borrowings	25,000	20,000	20,000	25,000	20,000	20,000
Stockholders' equity	34,534	33,931	35,396	34,534	35,396	33,814
Net income	338	316	308	654	591	1,101

Average Balances:
Assets	$392,734	$391,669	$395,817	$392,194	$393,560	$392,923
Investment securities	91,549	92,745	101,636	92,147	99,526	99,628
Loans, (net of deferred fees and costs)	269,293	267,553	256,128	268,423	258,387	258,481
Deposits	336,720	336,468	340,261	336,594	338,124	337,320
Borrowings	21,269	20,433	20,000	20,851	20,000	20,000
Stockholders' equity	34,236	33,832	34,771	34,042	34,651	34,710

Performance Ratios:
Annualized return on average assets	0.35%	0.32%	0.31%	0.34%	0.30%	0.28%
Annualized return on average equity	4.00%	3.76%	3.59%	3.89%	3.46%	3.17%
Net Interest Margin	3.10%	3.07%	2.98%	3.08%	3.11%	3.17%
Dividend payout ratio	82.54%	88.29%	90.26%	84.86%	93.91%	100.96%
Book value per share	$12.36	$12.16	$12.73	$12.36	$12.73	$12.10
Basic and diluted net income per share	0.12	0.11	0.11	0.23	0.21	0.40
Cash dividends declared per share	0.10	0.10	0.10	0.10	0.10	0.10
Basic and diluted weighted average shares outstanding	2,792,445	2,789,012	2,776,546	2,790,738	2,776,053	2,780,477

Asset Quality Ratios:
Allowance for loan losses to loans	0.96%	0.96%	0.90%	0.96%	0.90%	0.94%
Nonperforming loans to avg. loans	1.33%	1.42%	1.11%	1.34%	1.10%	1.47%
Allowance for credit losses to nonaccrual and past due loans	72.52%	68.35%	80.61%	72.52%	80.61%	65.59%
Net charge-offs annualize to avg. loans	0.04%	0.12%	0.03%	0.04%	0.76%	0.59%

Capital Ratios:
Common Equity Tier 1 Capital	13.60%	13.14%	14.05%	13.60%	14.05%	13.63%
Tier 1 Risk-based Capital Ratio	13.60%	13.14%	14.05%	13.60%	14.05%	13.63%
Leverage Ratio	8.61%	8.62%	8.57%	8.61%	8.57%	8.68%
Total Risk-Based Capital Ratio	14.65%	14.17%	15.00%	14.65%	15.00%	14.64%